Exhibit 99.01

Contacts:

John Riley

GRIC Communications, Inc.

(408) 965-1377

jriley@gric.com

Bernadette Callahan

GRIC Communications, Inc.

(408) 965-1145

bcallahan@gric.com

GRIC ANNOUNCES RESIGNATION OF CFO

Resignation to be Effective December 31, 2003;

Silverman to Help Start New Venture

MILPITAS, Calif., December 8, 2003 – GRIC Communications, Inc. (Nasdaq: GRIC), a leading global provider of secure mobility and remote access solutions for enterprises and service providers, today announced that Kim S. Silverman, its Vice President and Chief Financial Officer, will resign effective December 31, 2003.  The company also announced that William Feichtmann, its Corporate Controller, has been appointed to serve as Acting Chief Financial Officer while the Company conducts a search for a successor.

Ms. Silverman, who joined GRIC in 1997, served as the Company’s Controller until November 2001 at which time she assumed her current duties as Chief Financial Officer.  The Company indicated that she is leaving to help her husband start a new business consulting venture.

“My nearly seven years at GRIC have been very fulfilling and energizing, both personally and professionally,” said Ms. Silverman.  “Now that we have concluded our acquisition of Axcelerant and integration is well underway, I am excited about fulfilling a long-held personal ambition — to start a new business.  GRIC’s executive team and employees are very focused on the requirements for success in today’s market and I am confident that the strong financial foundation laid to date will serve the company well as it executes on its vision.”

“While we will miss Kim’s contributions to the executive team, we are happy for her and wish her well in her new venture,” said Bharat Davé, the company’s Chief Executive Officer.  “As CFO, Kim has been a key contributor to the process of creating the solid financial reporting and control systems that we have in place today.  As Controller, she played an important role in our IPO.  During the past three years that I have worked with Kim, she has consistently demonstrated strength and leadership in managing the financial components of our success as GRIC’s business model has evolved.  We hope to announce her successor as soon as possible.”

About GRIC Communications, Inc.

GRIC Communications, Inc., a leading provider of Internet-based mobile office communications services for ISPs, communications providers and enterprise customers, combines state-of-the-art technology with its managed global GRIC Alliance NetworkTM of more than 300 top-tier service providers. GRIC provides services for the Global 1000 in more than 150 countries and enables remote Internet access through more than 15,000 dialing locations.

A member of the Wireless Ethernet Compatibility Alliance (WECA) certifying Wi-Fi as the global, wireless LAN standard across all market segments, GRIC continues to pioneer roaming and remote Internet access, and provides its customers the ability to take advantage of broadband access points such as wireless hotspots.

A winner of Frost & Sullivan’s Market Engineering Award for Customer Service Leadership in the global Internet roaming market, GRIC is headquartered in Milpitas, Calif., and has offices in the U.S., Asia, and Europe. Visit GRIC at www.gric.com.

GRIC, GRIC Alliance Network and the GRIC logo are trademarks of GRIC Communications, Inc.  All other trademarks mentioned in this document are the property of their respective owners.

This news release may include “forward-looking” statements, including projections about our business, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense are forward-looking statements. These forward-looking statements are based on information available to us at the time of the release and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations as a result of numerous factors, including the risks and uncertainties associated with our business that are detailed in our most recent reports on Form 10-K and Form 10-Q on file with the SEC and available through www.sec.gov.